AGREEMENT AND GENERAL RELEASE OF CLAIMS
Mitek Systems, Inc. (Company) and I, Jeffrey C. Davison (Employee, me or I), have entered into this Agreement and General Release of Claims (Release) to settle all known and unknown claims I might have against the Company and all related parties. Except to the extent governed by federal law, this Release shall be governed by the statutes and common law of California, excluding any that mandate the use of another jurisdiction’s laws.
The Company and I agree as follows:
Section 1 – Benefits. The Company agrees that I will receive the benefits set forth in my Executive Severance and Change of Control Agreement (Exhibit A hereto). Specifically:
(i)a lump-sum cash amount of $345,000 (equal to 100% of my annual base salary now in effect); and
(ii)an additional lump sum cash amount of $27,745.63 (equal to twelve (12) times the amount I would be required to pay for one month of COBRA continuation coverage under the Company’s medical, vision and dental programs for me and my dependents, excluding any flexible spending account).
(iii)an additional lump sum of cash in the amount of $154,575 (equal to the accrued amount of my 2021 bonus accrual at plan and at target through the date of my termination)
I understand and agree that I am not otherwise entitled to receive some of such benefits. I may revoke this Release within 7 days after I sign it, in which case I will not receive the amounts or benefits that are being paid to me for my release of claims, and this Release will never go into effect. If I sign it and do not revoke it within the 7-day period, this Release will become effective immediately after the 7-day period concludes (whether or not the Company has signed it at such time).
Section 2 -- Complete General Release of Claims

(a)Claims Released: Except for the claims identified in Section 2(b), I irrevocably and unconditionally release (i.e., give up) all known and unknown claims, promises, causes of action, or similar rights of any type that I currently may have (Claims) with respect to any Released Party listed in Section 2(d). I understand that I am not releasing future claims. I understand that the Claims I am releasing might arise under many different foreign, domestic, national, state, or local laws (including statutes, regulations, other administrative guidance, and common law doctrines), such as the following:

Anti-discrimination statutes, such as the Age Discrimination in Employment Act (ADEA) and Executive Order 11,141, which prohibit age discrimination in employment; Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, and Executive Order 11,246, which prohibit discrimination based on race, color, national origin, religion, or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act (ADA) and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; the Genetic Information and Nondiscrimination Act (GINA), which prohibits discrimination based on genetic information; and any other federal, state, or local laws, including but not limited to the Fair Employment and Housing Act, prohibiting discrimination in employment based on actual or perceived race, religion, color, national origin, ancestry, physical or mental disability, medical condition, marital status, sex, age, sexual orientation, or association with a person who has, or is perceived to have, any of those characteristics.
Federal employment statutes, such as the Worker Adjustment & Retraining Notification Act (WARN Act), which requires that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974 (ERISA), which, among other things, protects employee benefits; and any other federal laws relating to employment, such as veterans’ reemployment rights laws.
Other laws, such as any federal, state, or local laws mandating leaves of absence, restricting an employer’s right to terminate employees, or otherwise regulating employment; any federal, state, or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; any other federal, state, or local laws providing recourse for alleged wrongful discharge, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related claims; and any other law relating to salary, commission, compensation, benefits, and other related matters; and family and medical leave laws.
Examples of released Claims include, but are not limited to the following (except to the extent explicitly preserved by Section 2(b) of this Release):
(i)Claims that in any way relate to or arose during my employment with the Company, or the termination of that employment, such as Claims for compensation, bonuses, commissions, lost wages, or unused accrued vacation or sick pay;
(ii)Claims that I have irrevocable or vested rights to severance or similar benefits or to post-employment health or group insurance benefits;
(iii)any Claims to attorneys’ fees or other indemnities with respect to Claims I am releasing; or
(iv)claims under the California Fair Employment and Housing Act, California Labor Code Section 200 et seq., and any applicable California Industrial Welfare Commission order.

If, despite this Release, I sue or bring an arbitration action asserting any claim that I have released, I will be liable to the Released Parties (as defined below) for their attorneys’ fees, other defense costs, and any other damages that my suit or arbitration causes, except those attributable to ADEA claims.
I promise not to accept any relief or remedies not set forth in this Release as to any claim I have released by signing it.
(b)Claims Not Released: This release shall not apply to claims for workers’ compensation benefits, unemployment insurance benefits or any other claims that cannot lawfully be waived by this Agreement, and shall not preclude me from filing an administrative charge or otherwise communicating with any federal, state, or local government office, official, or agency.

(c)Unknown Claims: I expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of the State of California and any other similar provision of applicable law, and do so understanding and acknowledging the significance of such specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party. Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Company’s Releasees, I expressly acknowledge that this Release is intended to include in its effect, without limitation, all Claims which I do not know of or suspect to exist in my favor at the time of signing this Release, and that this Release contemplates the release of any such Claim or Claims.
(d)Released Parties: The Released Parties are the Company, all current and former parents, subsidiaries, related companies, partnerships, or joint ventures, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present, and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under, or in concert with any of the persons or entities listed int his subsection, and their successors.

Section 3 -- Promises

(a)Employment Termination: I agree that my employment with the Company and its affiliates ended effective June 30, 2021, and that I am accepting benefits under this Release in lieu of any such other rights or benefits to which I possibly could be or become entitled. I have not been told that the Company or any Released Party will rehire me.

(b)Company Property and Debts: Whether I sign this Release and it becomes effective or not, I understand that I have separate contractual obligations related to the return by me to the Company of its property, in accordance with the Invention Assignment & Proprietary Agreement I signed as a condition of hire, which Agreement is incorporated herein by this express reference. In accordance with paragraph 6 of such Agreement, I will promptly deliver to the Company the documents and materials referenced therein, i.e., those of any nature pertaining to my work with the company, and I will not take with me any documents or materials or copies thereof containing any Proprietary Information. In addition, in exchange for the benefits paid under this Release, I warrant and represent that all of the property of the Company or of any Released Party in my possession, custody or control has been returned to the Company, or will be returned to the Company by the time I sign this Release. I understand that such property includes, but is in no way limited to, all files, memoranda, emails, documents, records, copies of the foregoing, Company-provided credit cards, keys, building passes, security passes, access or identification cards, devices and equipment belonging to the Company (including computers, laptops, tablets, smart phones, handheld electronic devices, telephone equipment, and other electronic devices, including PDAs). In addition, I have cleared all expense accounts and repaid everything I owe to the Company or any Released Party, paid all amounts I owe on Company-provided credit cards or accounts (such as mobile or smart phone accounts), and canceled or personally assumed any such credit cards or accounts. The Company will allow me to retain my Company issued laptop computer subject to the Company’s IT team removing any Company information or software from the laptop.

(c)Taxes: I am responsible for paying any taxes on amounts I receive because I signed this Release. I agree that the Company is to withhold all taxes it determines it is legally required to withhold. I agree not to make any claim against the Company or any other person based on how the Company reports amounts paid under this Release to tax authorities.

(d)Ownership of Claims: I have not assigned or transferred any Claim I am purporting to release, nor have I attempted to do so.

(e)No Disparagement or Harm: Subject to Section 3(l), I agree not to criticize, denigrate, or disparage the Company or any other Released Party. I agree not to incur any expenses, obligations, or liabilities on behalf of the Company.

(f)Confidential and Proprietary Information and Existing Obligations: Subject to Section 3(l), I understand that, at all times in the future, I will remain bound by any Company or Company affiliate agreement or policy relating to confidential information, proprietary information, invention, or similar matters to which I am now subject, including but not limited to any Invention Assignment and Proprietary Information Agreement which I previously signed, and which is expressly incorporated by reference herein, and I agree that to the extent any provision in such agreement or policy conflicts with any provision in this Release, the provision or interpretation affording the greater protection to the Company shall govern. In particular, I acknowledge that my employment by the Company created a relationship of confidence and trust with respect to any information of a confidential or secret nature disclosed to me by the Company or a third party that (i) related to the business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company or any other party with whom the Company agreed to hold information of such party in confidence, (ii) was not generally known to the public or to other persons in the industry, or if generally known, was used, selected or arranged by the Company in a manner not generally known and was made the property of the Company by mutual agreement of the parties, including by the Invention Assignment and Proprietary Information Agreement, and/or similar agreement, and (iii) that the Company has taken reasonable measures under the circumstances to protect from unauthorized use or disclosure (the “Confidential Information.”). I agree and represent that I have not disclosed, copied, disseminated, shared or transmitted any Confidential Information to any person, firm, corporation or entity for any reason or purpose whatsoever, except in the course of carrying out my duties and responsibilities of employment with the Company. I also agree, at all times in the future, not to make use of any Confidential Information for my own purposes or for the benefit of any person, firm, corporation or other entity. I further warrant and represent that all Confidential Information in my possession, custody or control that is or was a property of the Company has been or shall be returned to the Company by the date I sign this Release.

(g)Implementation: I agree to sign any documents and do anything else that in the future is needed to implement this Release.

(h)Other Representations: In addition to my other representations in this Release, I have made the following representations to the Company, on which I acknowledge it also has relied in entering into this Release with me:

i.I have not suffered any job-related wrongs or injuries, such as any type of discrimination, for which I might still be entitled to compensation or relief in the future. I have properly reported any and all job-related wrongs or injuries for which I might still be entitled to compensation or relief, such as an injury for which I might receive a workers’ compensation award in the future. I have properly reported all hours that I have worked and under this Release, I have been paid more than all wages, overtime, commissions, compensation, benefits, and other amounts that the Company or any Released Party should have paid me in the past.

ii.This Release is not an admission of wrongdoing by the Company or any other Released Party.

iii.I am intentionally releasing claims that I do not know I might have and that, with hindsight, I might regret having released.

iv.If the Company or I successfully assert that any provision in this Release is void, the rest of the Release shall remain valid and enforceable.

(i)False Claims Representations and Promises: I have disclosed to the Company any information I have concerning any conduct involving the Company or any affiliate that I have any reason to believe may be unlawful or that involves any false claims to the United States. I promise to cooperate fully in any investigation the Company or any affiliate undertakes into matters occurring during my employment with the Company or any affiliate. I understand that nothing in this Release prevents me from cooperating with any U.S. government investigation. In addition, to the fullest extent permitted by law, I hereby irrevocably assign to the U.S. government any right I might have to any proceeds or awards in connection with any false claims proceedings against the Company or any affiliate.

(j)Cooperation Required: I agree that I will fully cooperate with the Company or any affiliate in effecting a smooth transition of my responsibilities to others. Further, when requested by the Company, I will promptly and fully respond to all inquiries from the Company or any affiliate and its representatives relating to any lawsuit in which I am identified as having factual information desired or needed by the Company. To the extent I incur reasonable out-of-pocket expenses (such as postage costs or telephone charges) in assisting the Company or any affiliate at its request, the Company will mail me a reimbursement check for those expenses within 15 days after it receives my request for payment, along with satisfactory written substantiation of the claimed expenses.

(k)This Release to be Kept Confidential: Subject to Section 3(l), I have not disclosed and will never disclose the terms or amount of payment provided under this Release, to anyone other than the Company representatives involved in presenting it to me, to a member of my immediate family, or my attorney or other professional advisor and, even as to such family member or professional advisor, only if such person agrees to honor this confidentiality requirement. Such a family member’s or professional advisor’s violation of this confidentiality requirement is to be treated as a violation by me. This subsection does not prohibit disclosures to the extent necessary legally to enforce this Release, nor does it prohibit disclosures to the extent otherwise legally required (but only if I notify the Company of a disclosure obligation or request within 1 day after I learn of it and permit the Company to take all steps it deems to be appropriate to prevent or limit the required disclosure).

(l)Challenge to Validity and Communication with Government Agency: This Release does not (a) limit or affect my right to challenge the validity of this Release under the ADEA or Older Workers Benefit Protection Act or (b) preclude me from filing an administrative charge or otherwise communicating with any federal, state or local government office, official or agency. I promise never to seek or accept any damages, remedies or other relief for myself personally with respect to any Claim released by paragraph 2(a) of this Release.

Section 4 -- Consequences of Violating Promises

In addition to any other remedies or relief that may be available, I agree to pay any attorneys’ fees (including in-house counsel costs) and damages the Released Parties may incur as a result of my breaching a promise I made in this Release or if any representation I made in this Release was false when made. I further agree that the Company would be irreparably harmed by any actual or threatened violation of Section 3 that involves Release-related disclosures or disclosure or use of confidential information or trade secrets, and that the Company will be entitled to an injunction prohibiting me from committing any such violation.
Section 5 -- Consideration of Release

I acknowledge that, before signing this Release, I was given a full 21 days to consider it. I agree that any material or non-material changes made to the terms of this Release will not restart this 21-day period, which started on the day I received the original of this Release. I further acknowledge that: (1) I took advantage of the time I was given to consider this Release before signing it; (2) I carefully read this Release; (3) I fully understand it; (4) I am entering into it voluntarily; (5) I am receiving valuable consideration in exchange for my execution of this Release that I would not otherwise be entitled to receive; and (6) the Company, in writing by this language in this Release, encouraged me to discuss this Release with my attorney (at my own expense) before signing it, and I did so as I deemed appropriate.
I understand that I am entitled to revoke this Release, in writing, within 7 days once I sign it. Such revocation must be delivered to the Company, as provided in the box set forth above the signature lines in this Release, within the 7-day period, in which case I will receive no benefits and this Release will not go into effect. If not timely revoked, this Release will be effective and enforceable as of the eighth day after I sign it.
Section 6 -- Miscellaneous

(a)Entire Agreement: This Release and any confidentiality/invention assignment/nondisclosure agreement(s) which I previously signed, constitute all agreements between me and the Company relating to my termination of employment or the subject matter of this Release. This Release may not be modified or canceled in any manner, nor may any provision of it or any legal remedy with respect to it be waived, except by a writing signed by both me and an authorized Company official. I acknowledge that the Company has made no representations or promises to me regarding the contents of this Release other than those in or referred to by this Release.

(b)Successors: This Release binds my heirs, administrators, representatives, executors, successors, and assigns, and will inure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns.

(c)Interpretation: This Release shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against me or any Released Party. Unless the context indicates otherwise, the term “or” shall be deemed to include the term “and” and the singular or plural number shall be deemed to include the other. Captions are intended solely for convenience of reference and shall not be used in the interpretation of this Release.

Section 7 -- Arbitration of Disputes

The Company and I agree to resolve any disputes we may have with each other through final and binding arbitration consistent with applicable law. For example, I am agreeing to arbitrate any dispute about the validity of this Release or any discrimination claim. I also agree to resolve through final and binding arbitration any disputes I have with any other Released Party who elects to arbitrate those disputes under this subsection. Arbitration shall be conducted by the American Arbitration Association in accordance with its employment dispute resolution rules, which can be found at www.adr.org/employment, and consistent with state law. A neutral arbitrator will preside over the arbitration and issue a written decision subject to limited judicial review. All remedies available under law will be available in the Arbitration. The Arbitration proceedings will allow for adequate discovery. Commencement of the Arbitration will be at a minimal cost to me. This agreement to arbitrate does not apply to government agency proceedings. The arbitration will be conducted privately, and its resolution shall remain confidential. By agreeing to this Release, I understand that I am waiving my right to a jury trial.
YOU MAY NOT MAKE ANY CHANGES TO THE TERMS OF THIS RELEASE. BEFORE SIGNING IT, TAKE IT HOME, READ IT, AND CAREFULLY CONSIDER IT. IF YOU CHOOSE, DISCUSS IT WITH YOUR ATTORNEY (AT YOUR EXPENSE).

YOU HAVE NO LESS THAN 21 DAYS TO CONSIDER AND SIGN THIS RELEASE. ONCE YOU SIGN IT, YOU WILL HAVE AN ADDITIONAL 7 DAYS TO REVOKE IT. IF YOU CHOOSE TO REVOKE IT, YOU MUST DELIVER A WRITTEN NOTICE OF REVOCATION DURING THE SEVEN DAY PERIOD AFTER SIGNING THIS RELEASE
TO JASON GRAY AT 600 B STREET, SUITE 100, SAN DIEGO, CA 92101.

IF YOU DO NOT SIGN THIS RELEASE AND RETURN IT TO THE COMPANY BY THE 22ND DAY AFTER RECEIVING IT, THIS RELEASE WILL AUTOMATICALLY EXPIRE.

BY SIGNING THIS RELEASE, YOU WILL BE WAIVING YOUR KNOWN AND UNKNOWN CLAIMS.

Executed in the State of California on June 29, 2021.

/s/ Jeffrey C. Davison
Employee – Jeffrey C. Davison
/s/ Jason L. Gray, Chief Legal Officer
Mitek Systems, Inc.